Form 4 Exhibit 99.1 - Joint Filer Information Name:
Juliane I. Lynch Address: 23205 Mercantile Road Beachwood, OH 44122
Designated Filer: Inter Alia Holding Company Issuer
and Trading Symbol Northern Technologies International Corporation NTIC
Date of Event Requiring Statement: 08/16/2010 Signature: By: /s/ Juliane Lynch